Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-     ) pertaining to the Bakers Footwear Group, Inc. 2003 Stock Option Plan for the registration of 500,000 shares of Bakers Footwear Group, Inc.’s common stock of our report dated March 31, 2006, with respect to the financial statements of Bakers Footwear Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 28, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

St. Louis, Missouri
March 19, 2007